EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

13 October 2005

We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-8 of our report dated April 23, 2004 appearing in the Annual Report on Form 10-K/A of Shurgard Storage Centers, Inc. for the year ended December 31, 2004.

/s/    DELOITTE Reviseurs d’Entreprises

SC s.f.d. SCRL

Represented by Daniel Kroes